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                                                                    EXHIBIT 99.1


                    RECENT SALES OF UNREGISTERED SECURITIES

      The information contained in numbers 1-42 below on the sale of the Company's stock does not reflect the Company's one-for-two reverse stock split.

      1. On January 12, 1999, we granted to an employee an option to purchase 10,000 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

      2. On January 25, 1999, we granted to an employee an option to purchase 2,000 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

      3. On February 16, 1999, we granted to an employee an option to purchase 5,000 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

      4. On February 24, 1999, we issued to five accredited investors (Baker & Taylor, Inc., StonePine VarsityBooks.com LLC, Pinnacle Bancorp, Inc., John McKey and Mesirow Financial Inc., Custodian FBO: Mary H. Jochim IRA A/C 88473435) warrants to purchase an aggregate of 32,130 shares of common stock at an exercise price of $l.1666 per share pursuant to the 8% convertible promissory notes issued to these investors in conjunction with bridge loans to us. This transaction was exempt from registration under rule 506 of Regulation D.

      5. On February 24, 1999, we issued to an accredited investor, Baker & Taylor, Inc., a warrant to purchase 125,000 shares of common stock at an exercise price of $0.11 per share in conjunction with an agreement entered into between us and the investor. This transaction was exempt from registration under rule 506 of Regulation D.

      6. On February 25, 1999, we issued and sold to 20 accredited investors (including FBR Technology Venture Partners I, L.P., Pinnacle Bancorp, Inc., StonePine VarsityBooks.com LLC, StonePine VarsityBooks.com II, LLC, Baker & Taylor, Inc., John McKey, Jr. and Candace McKey, Mesirow Financial, Custodian FBO: Mary H. Jochim IRA, Mayfield IX, Mayfield Associates Fund IV, Robert Haft, Karen Kuhn, Jason and Susan Kuhn, Eric J. Kuhn, SDJ Capital, Inc., Jeffrey C. Levy, Linda R. Levy, Timothy J. Levy and Paul Levy) an aggregate of 6,933,806 shares of its Series B Convertible Preferred Stock for $1.44 per share, for an aggregate purchase price of $9,984,680.64. This transaction was exempt from registration under rule 506 of Regulation D.

      7. On March 24, 1999, we granted to a consultant an option to purchase 20,000 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

      8. On March 24, 1999, we granted to an employee an option to purchase 125,000 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

      9. On March 24, 1999, we granted to four employees options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     10. On April 27, 1999, we granted to a director an option to purchase 157,632 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     11. On April 27, 1999, we granted to two employees options to purchase an aggregate of 55,000 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     12. On May 12, 1999, we granted to 6 employees options to purchase an aggregate of 421,772 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     13. On May 28, 1999, we issued and sold to an employee 138,857 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     14. On June 18, 1999, we granted to 21 employees options to purchase an aggregate of 542,410 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     15. On July 23, 1999, we granted to employees (lead student representatives) options to purchase 32,000 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     16. On July 23, 1999, we granted to 14 employees options to purchase an aggregate of 129,500 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     17. On August 4,1999, we issued to an accredited investor, Campus Pipeline, Inc., a contingent warrant to purchase 50,000 shares of common stock at an exercise price of $3.00 per share in conjunction with a provider agreement entered into between us and the investor. This transaction was exempt from registration under rule 506 of Regulation D.

     18. On August 4, 1999, we issued to an accredited investor, Campus Pipeline, Inc., a contingent warrant to purchase 100,000 shares of common stock at an exercise price of $3.00 per share in conjunction with a provider agreement entered into between us and the investor. This transaction was exempt from registration under rule 506 of Regulation D.

     19. On August 8,1999, we issued and sold to an employee 2,000 shares of common stock for an aggregate purchase price of $200.00 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     20. On August 24, 1999, we granted to 18 employees options to purchase an aggregate of 107,000 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     21.  On August 24, 1999, we issued and sold to each of its founders, Eric
          J. Kuhn and Timothy J. Levy, 414,154 shares of its common stock for $0.15 per share, for an aggregate purchase price of $124,246.20. The consideration was paid by a promissory note and the shares are subject to re-purchase by the Company. This transaction was exempt from registration under rule 701.

     22. On August 24, 1999, we granted to its Chief Executive Officer, Eric J. Kuhn, an option to purchase 276,103 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     23. On August 24, 1999, we granted to two directors an option to purchase an aggregate of 72,368 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

     24. On August 27, 1999, we issued and sold to 9 accredited investors (Tribune Company, Mayfleld IX, Mayfield Associates Fund IV, Varsity Book Trust, Affiliated E-Commerce Investments, LLC, FBR Technology Venture Partners I, L.P., Southeastern Technology Fund, L,P., Robert Haft and Allen Morgan) an aggregate of 6,220,245 shares of its Series C Convertible Preferred Stock for $3.36 per share, for an aggregate purchase price of $20,900,023. This transaction was exempt from registration under rule 506 of Regulation D.

     25. On September 3, 1999, we issued and sold to 20 accredited investors (including Carlyle Venture Partners, L.P., C/S Venture Investors, L.P., Carlyle U.S. Venture Partners, L.P., Carlyle Venture Coinvestment L.L.C., Richard Hozik, Roger A. Kuhn and Karen Kuhn, JTWROS, Jason Kuhn, Paul Levy, Linda R. Levy, Eric J. Kuhn, and Roger
          T. Staubach) an aggregate of 2,708,326 shares of its Series C Convertible Preferred Stock for $3.36 per share, for an aggregate purchase price of $9,099,975.30. This transaction was exempt from registration under rule 506 of Regulation D.

     26. On September 16, 1999, we issued and sold to an employee 7,723 shares of common stock for an aggregate purchase price of $772.30 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     27. On September 17, 1999, we granted to 27 employees options to purchase an aggregate of 363,500 shares of common stock at an exercise price of $3.02 per share. This transaction was exempt from registration under rule 701.









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     28.  On September 17, 1999, we issued and sold to an employee 30,893 shares of common stock for an aggregate purchase price of $3,089.30 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     29. On October 6,1999, we issued and sold to an employee 18,100 shares of common stock for an aggregate purchase price of $2,102 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     30. On October 22, 1999, we granted to 10 employees options to purchase an aggregate of 147,000 shares of common stock at an exercise price of $4.00 per share. This transaction was exempt from registration under rule 701.

     31. On November 1, 1999, we issued and sold to an employee 5,111 shares of common stock for an aggregate purchase price of $4,161.10 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     32. On November 4, 1999, we issued and sold to an employee 1,250 shares of common stock for an aggregate purchase price of $125.00 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     33. On November 11; 1999, we issued and sold to an employee 425 shares of common stock for an aggregate purchase price of $346.18 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     34. On November 19, 1999, we granted to 24 employees options to purchase an aggregate of 123.500 shares of common stock at an exercise price of S4.00 per share. This transaction was exempt from registration under rule 701.

     35. On November 19, 1999, we issued and sold to an employee 1,287 shares of common stock for an aggregate purchase price of $128.70 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     36. On December 9, 1999, we issued and sold to an employee 425 shares of common stock for an aggregate purchase price of $346.18 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     37. On December 13, 1999, we issued and sold to an employee 104 shares of common stock for an aggregate purchase price of $10.40 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     38. On December 14, 1999, we issued and sold to an employee 643 shares of common stock for an aggregate purchase price of $64.30 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     39. On December 15, 1999, we issued and sold to a director 180,000 shares of common stock for an aggregate purchase price of $27,000 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

     40. On December 17, 1999, we granted to 104 employees options to purchase an aggregate of 826,900 shares of common stock at an exercise price of $5.00 per share. This transaction was exempt from registration under rule 701.

     41.  On December 17, 1999, we granted to its Chief Executive Officer, Eric
          J. Kuhn, an option to purchase 690,940 shares of common stock at an exercise price of $5.00 per share. This transaction was exempt from registration under rule 701.

     42. On December 17, 1999, we granted to 213 of its lead student representatives options to purchase an aggregate of 21,300 shares at an exercise price of $5.00 per share. This transaction was exempt from registration under rule 701.

     43. On December 23, 1999, we issued to America Online, Inc. a contingent warrant to purchase 463,246 shares of common stock at an exercise price equal to the initial public offering price in conjunction with a marketing agreement entered into between us and America Online. This transaction was exempt from registration under rule 506 of Regulation
          D. The amount of shares in this item is shown after giving effect to the reverse stock split.





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     The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or, with respect to issuances to employees, directors and consultants, rule 701 promulgated under
Section 3(b) of the Securities Act as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

     All proceeds from the sale of the above securities were used for general working capital.